UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): July 28, 2006
                                                      (July 28, 2006)

                      PR SPECIALISTS, INC.
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     (Exact name of registrant as specified in its charter)

           Delaware             333-34686        95-4792965
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(State or other jurisdiction   (Commission      (IRS Employer
       of incorporation)       File Number)   Identification No.)

  2300 NE 48th Court, Lighthouse Point, Florida        33064
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     (Address of principal executive offices)       (Zip Code)

  Registrant's telephone number, including area code: (954) 725-0138
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   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02. Unregistered Sales of Equity Securities

      On July 28, 2006, the registrant issued 440,000 shares of the registrant's common stock, $0.001 par value, to seven creditors of the registrant in exchange for their waiving accumulated principal registrant liabilities in excess of approximately $220,000, along with all interest, penalties and costs associated with or properly applied to their principal claim amount. The creditors were "accredited" as defined in Rule 501 (a) of Regulation D of the Securities Act of 1933, as amended. The creditors were the only offerees in connection with this transaction. The registrant relied upon section 4(2) and 4(6) of the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

      Our Company is making preparations to file our past reports that we did not timely file with the Securities and Exchange Commission ("SEC") so that our Company will be current with its SEC reporting. As of the date of this report, we have filed with the SEC our periodic reports up to the quarterly period ended September 30, 2002, but we have not filed with the SEC any subsequent annual or quarterly reports on Form 10-KSB and Form 10-QSB for any subsequent annual or quarterly periods.


SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PR Specialists, Inc.

By:/s/ Lawrence Ruden
   --------------------------
   Lawrence Ruden, President

Dated: July 28, 2006


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